CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Runkel Funds, Inc. and to the use of our report dated July 20, 2005 on the financial statements and financial highlights of Runkel Value Fund, a series of shares of Runkel Funds, Inc. Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

September 15, 2005